UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TITLE STARTS ONLINE, INC.
 (Name of registrant as specified in its charter)

Nevada	26-1394771
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7007 College Boulevard, Suite 270
Overland Park, KS 66211
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities registration statement file number to which this form relates:  333-149036  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 Per Share
(Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the common stock of the Registrant is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form S-1/A (File No. 333-149036) as filed with the Securities and Exchange Commission on August 7, 2008 and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

ITEM 2. EXHIBITS

No.	Description

3.1	Articles of Incorporation of the Company*

3.2	Bylaws of the Company*

3.3	Form of stock certificate

* As filed in the Registrant's Registration Statement on Form SB-2 (File No. 133-149036) on February 4, 2008

Signature

Pursuant to the requirements of Section 2 of the Securities Exchange Act of 1934, the registrant caused duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TITLE STARTS ONLINE, INC.
(Registrant)

Date: June 19, 2009	/s/ Mark DeFoor
Mark DeFoor
President and Chief Executive Officer
(Sole Director and Principal Executive, Financial and Accounting Officer)